SciPlay Reports Second Quarter 2023 Results

Achieved Record Revenue with 19% Growth Year-Over-Year and Strong Operating Cash Flows of $60 Million

Continued Market Leading Growth in the Social Casino Market

LAS VEGAS | August 8, 2023 — SciPlay Corporation (NASDAQ: SCPL) (“SciPlay” or the “Company”) today reported results for the second quarter ended June 30, 2023.

In the second quarter of 2023, SciPlay achieved record revenue for the fourth consecutive quarter. SciPlay has added meaningful gains in market share while continuing its track record of outpacing the performance of the overall social casino market for the sixth consecutive quarter. Revenue grew 19% year-over-year fueled by a combination of engaging game content, dynamic Live Ops and effective marketing.

As in the first quarter this year, Net Income and AEBITDA(1) again outpaced Revenue growth, delivering 28% and 45% year-over-year growth, respectively, in the second quarter. SciPlay's second quarter performance continues to demonstrate elevated player engagement and monetization, disciplined marketing strategies, and strong cash flow.

Josh Wilson, Chief Executive Officer of SciPlay, commented, "SciPlay has consistently grown our business and led the social casino market in performance over the past six consecutive quarters. Our strong and consistent growth reflects the delivery of great gaming and entertainment experiences to our players, and the unrivaled execution of our team.

"SciPlay is a player-first focused company, aligning all of our activities toward providing players with the most engaging and highly entertaining content. As a result, during the quarter we increased our base of payers while growing our monetization per player. We are investing in our business, people, technology and scalability tools to best fulfill this focus, and our stockholders are seeing the results of our investments and our team's determination. We remain focused on executing on our strategy and driving sustainable revenue and profitability growth.”

Daniel O'Quinn, Interim Chief Financial Officer of SciPlay, added, "SciPlay continued to perform at a high level in the second quarter of 2023, illustrating the quality of our earnings, cash flows and sustainable growth. We continue to outperform the social casino market, posting our sixth consecutive quarter of over-performance and driving the competitive lead we’ve established in the space. We are delivering engaging experiences to our players, retaining them in our games and heightening our payer base and their monetization."

(1) The financial measure "AEBITDA" is a non-GAAP financial measure defined below under "Non-GAAP Financial Measures" and is reconciled to the most directly comparable GAAP measure in the accompanying supplemental tables at the end of this release.

SUMMARY RESULTS

	Three Months Ended
($ in millions)	June 30,
	2023	2022
Revenue	$189.9	$160.1
Net income	41.4	32.3
Net income margin	21.8%	20.2%
Net cash provided by operating activities	60.2	37.6
Capital expenditures	6.6	3.1

Non-GAAP Financial Measures (1)
Adjusted EBITDA (“AEBITDA”)	$59.4	$41.1
AEBITDA margin	31.3%	25.7%

	As of June 30,	As of December 31,
Balance Sheet Measures	2023	2022
Cash and cash equivalents	$394.9	$330.1
Available liquidity(2)	544.9	480.1

(1) The financial measures “AEBITDA” and “AEBITDA margin” are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.
(2) Available liquidity is calculated as cash and cash equivalents plus the undrawn capacity on our revolver.

Key Performance Indicators

(in millions, except Average Revenue Per Daily Active Users ("ARPDAU"), Average Monthly Revenue Per Paying User ("AMRPPU"), Average Monthly Paying Users ("MPUs") and percentages; KPIs include only in-app purchases)

	Three Months Ended
	June 30,		Increase /
	2023	2022	(Decrease)
Mobile Penetration	91%	90%	1.0pp
Average Monthly Active Users	5.8	5.9	(0.1)
Average Daily Active Users	2.2	2.3	(0.1)
ARPDAU	$0.93	$0.74	$0.19
Average MPUs (in thousands)	609	560	49
AMRPPU	$102.04	$90.99	$11.05
Payer Conversion Rate	10.5%	9.4%	1.1pp
pp = percentage points.

Second Quarter 2023 Financial Highlights
•Revenue growth was 19% year-over-year to $189.9 million, a new quarterly record, primarily due to increased social casino payer engagement and average monthly revenue per paying user reaching a new record high.
•Net income growth was 28% year-over-year to $41.4 million compared to $32.3 million in the prior year period, primarily due to the increase in revenue. Net income margin was 21.8% for the quarter, increasing by 1.6 percentage points year-over-year.

•AEBITDA, a non-GAAP financial measure defined at the end of this release, grew 45% to $59.4 million compared to $41.1 million in the prior year period. The increase in AEBITDA was primarily due to higher revenue, coupled with lower marketing spend. AEBITDA margin, a non-GAAP financial measure defined at the end of this release, was 31.3% for the quarter, increasing by 5.6 percentage points year-over-year.
•Net cash provided by operating activities was $60.2 million, a $22.6 million increase over the prior year period, primarily due to an increase in revenue.
•Cash and cash equivalents increased by $64.8 million to $394.9 million from the fourth quarter of 2022. Total available liquidity, which includes our undrawn revolver, was $544.9 million.
•On August 8, 2023, Light & Wonder and SciPlay entered into a definitive agreement whereby Light & Wonder will acquire the remaining equity interest in SciPlay not already owned by Light & Wonder (approximately 17%) pursuant to a merger in which SciPlay’s shareholders will receive $22.95 for each share of SciPlay Class A common stock they own (subject to certain exceptions set forth in the Merger Agreement, dated as of August 8, 2023, by and among Light & Wonder, Bern Merger Sub, Inc. and SciPlay (the “Merger Agreement”)) in an all-cash transaction (the “Merger”). The transaction is expected to close during the fourth quarter of 2023, subject to customary closing conditions. As a result of the transaction, SciPlay will cease to be publicly traded and will become a wholly owned subsidiary of Light & Wonder.

Second Quarter Key Performance Highlights
•Three games with quarterly record revenue:
◦Jackpot Party Casino® achieved its fourth consecutive quarterly record revenue.
◦Quick Hit Slots® achieved its sixth consecutive quarterly record revenue.
◦Gold Fish® Casino achieved record quarterly revenue.
•Average Monthly Revenue Per Paying User (AMRPPU) was $102.04, a new record level, with thirteen consecutive quarters above $90.
•Average Monthly Paying Users (MPU) increased to 609 thousand compared to 560 thousand in the prior year period.
•Average Revenue Per Daily Active User (ARPDAU) was up 26% to a record $0.93, compared to $0.74 in the prior year period.
•Payer conversion rate increased by 1.1 percentage points from the prior year period to 10.5% due to consistent payer interaction with the games by our players as a result of our continually enhanced player analytics and the introduction of new content and features into our games.

About SciPlay
SciPlay Corporation (NASDAQ: SCPL) is a leading developer and publisher of digital games on mobile and web platforms. SciPlay currently offers social casino games Jackpot Party® Casino, Gold Fish® Casino, Quick Hit® Slots, 88 Fortunes® Slots, MONOPOLY® Slots, and Hot Shot Casino®, casual games Bingo Showdown®, Solitaire Pets™ Adventure, and Backgammon Live and a variety of hyper-casual games such as Rob Master 3D™, Deep Clean Inc.™ and Oh God™. All of SciPlay's games are offered and played on multiple platforms, including Apple, Google, Facebook, and Amazon. In addition to developing original games, SciPlay has access to a library of more than 1,500 real-world slot and table games provided by Light & Wonder, Inc. and its Subsidiaries. For more information, please visit http://www.SciPlay.com.

You can access our filings with the Securities Exchange Commission ("SEC") through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at http://investors.sciplay.com/, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this or any other document, and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.

COMPANY CONTACTS:

Media Relations	Investor Relations
Andrea Schneider +1 917-769-6060	Robert Weiner +1 904-495-8227
Director, Global Communications SciPlayPress@sciplay.com	Vice President, Investor Relations SciPlayIR@sciplay.com
All ® and © notices signify marks registered in the United States by SciPlay Games, LLC and/or LNW Gaming, Inc., and or their respective affiliates.

© 2023 SciPlay Corporation. All Rights Reserved.

Forward-Looking Statements

Throughout this press release, we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:

•our ability to attract and retain players;
•expectations of growth in total consumer spending on social gaming, including social casino gaming;
•our reliance on third-party platforms and our ability to track data on those platforms;
•our ability to continue to launch and enhance games that attract and retain a significant number of paying players;
•our ability to expand in international markets;
•our reliance on a small percentage of our players for nearly all of our revenue;
•our ability to adapt to, and offer games that keep pace with, changing technology and evolving industry standards;
•competition;
•our dependence on the optional purchases of coins, chips and bingo cards (collectively referred to as “coins, chips and cards”) to supplement the availability of periodically offered free coins, chips and cards;
•our ability to access additional financing and restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness;
•the discontinuation or replacement of the London Interbank Offer Rate, which may adversely affect interest rates;
•fluctuations in our results due to seasonality and other factors;
•dependence on skilled employees with creative and technical backgrounds;
•U.S. and international economic and industry conditions, including increases in benchmark interest rates and the effects of inflation;
•public perception of our response to environmental, social and governance issues;
•changes in, or the elimination of, our share repurchase program;
•our ability to use the intellectual property rights of Light & Wonder, Inc. (“Light & Wonder”, “L&W” and “Parent”) and other third parties, including the third-party intellectual property rights licensed to Light & Wonder, under our intellectual property license agreement (“IP License Agreement”) with our Parent;
•protection of our proprietary information and intellectual property, inability to license third-party intellectual property and the intellectual property rights of others;
•security and integrity of our games and systems;
•security breaches, cyber-attacks or other privacy or data security incidents, challenges or disruptions;

•reliance on or failures in information technology and other systems;
•loss of revenue due to unauthorized methods of playing our games;
•the possibility that the conditions to the completion of the Merger (as defined above) may not be satisfied on the anticipated schedule or at all;
•the possibility that the Merger may not be consummated or that Light & Wonder and SciPlay may be unable to achieve expected operational, strategic and financial benefits of the Merger;
•the possibility of any event, change or other circumstances that could give rise to the termination of the Merger Agreement (as defined above);
•the outcome of any legal proceedings that may be instituted following announcement of the Merger;
•failure to retain key management and employees of SciPlay;
•unfavorable reaction to the Merger by customers, competitors, suppliers and employees; and
•unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors;
•the impact of legal and regulatory restrictions on our business, including significant opposition in some jurisdictions to interactive social gaming, including social casino gaming, and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casino gaming specifically, and how this could result in a prohibition on interactive social gaming or social casino gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations;
•laws and government regulations, both foreign and domestic, including those relating to our Parent and to data privacy and security, including with respect to the collection, storage, use, transmission, sharing and protection of personal information and other consumer data, and those laws and regulations that affect companies conducting business on the internet, including ours;
•the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions;
•risks related to foreign operations, including the complexity of foreign laws, regulations and markets; the uncertainty of enforcement of remedies in foreign jurisdictions; the effect of currency exchange rate fluctuations; the impact of foreign labor laws and disputes; the ability to attract and retain key personnel in foreign jurisdictions; the economic, tax and regulatory policies of local governments; and compliance with applicable anti-money laundering, anti-bribery and anti-corruption laws;
•influence of certain stockholders, including decisions that may conflict with the interests of other stockholders;
•our ability to achieve some or all of the anticipated benefits of being a standalone public company;
•our dependence on distributions from SciPlay Parent Company, LLC to pay our taxes and expenses, including substantial payments we will be required to make under the Tax Receivable Agreement (the “TRA”);
•failure to establish and maintain adequate internal control over financial reporting;
•stock price volatility;
•litigation and other liabilities relating to our business, including litigation and liabilities relating to consumer protection, gambling-related matters, employee matters, alleged service and system malfunctions, alleged intellectual property infringement and claims relating to our contracts, licenses and strategic investments;

•our ability to complete acquisitions and integrate businesses successfully;
•our ability to pursue and execute new business initiatives;
•our expectations of future growth that will place significant demands on our management and operations;
•natural events and health crises that disrupt our operations or those of our providers or suppliers;
•changes in tax laws or tax rulings, or the examination of our tax positions;
•levels of insurance coverage against claims; and
•our dependence on certain key providers.
Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, including the latest annual report filed with the SEC on March 1, 2023 ("2022 Form 10-K") (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

This press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information. In general, we believe there is less publicly available information concerning international social gaming industries than the same industries in the U.S. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under “Risk Factors” in Part II, Item 1A of our Quarterly Reports on Form 10-Q and Part I, Item 1A “Risk Factors” in our 2022 Form 10-K. These and other factors could cause future performance to differ materially from our assumptions and estimates.

Due to rounding, certain numbers presented herein may not precisely recalculate.

No Offer or Solicitation

This earnings release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the Merger or otherwise, nor shall there be any sale of securities in any jurisdiction in which any such offer, solicitation or sale would be unlawful. Any securities to be offered may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Additional Information and Where to Find It

SciPlay will prepare the Information Statement for its stockholders with respect to the approval of the Merger Agreement and the Merger. When completed, the Information Statement will be mailed to SciPlay’s stockholders. In addition, certain participants in the Merger and the other transactions contemplated by the Merger Agreement will prepare and file the Schedule 13E-3, which will contain important information on SciPlay, Light & Wonder, the Merger Agreement, the Merger and related matters, including the terms and conditions of the Merger. You may obtain copies of the Information Statement, Schedule 13E-3, any amendment or supplements thereto, other relevant materials (when available) and all documents filed by SciPlay with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from SciPlay’s website at https://investors.sciplay.com/.

SCIPLAY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue	$189.9	$160.1	$376.3	$318.1
Operating expenses:
Cost of revenue(1)	58.2	47.9	115.9	96.1
Sales and marketing(1)	42.9	46.6	89.8	86.6
General and administrative(1)	24.1	14.7	46.2	31.4
Research and development(1)	12.5	11.3	25.2	22.8
Depreciation, amortization and impairments	11.2	5.5	17.1	10.2
Restructuring and other	1.8	1.1	3.2	3.3
Operating income	39.2	33.0	78.9	67.7
Other income (expense), net	3.8	—	9.8	(0.5)
Net income before income taxes	43.0	33.0	88.7	67.2
Income tax expense	1.6	0.7	5.5	2.9
Net income	41.4	32.3	83.2	64.3
Less: Net income attributable to the noncontrolling interest	35.8	26.6	72.1	54.2
Net income attributable to SciPlay	$5.6	$5.7	$11.1	$10.1

Basic and diluted net income attributable to SciPlay per share:
Basic	$0.26	$0.23	$0.51	$0.41
Diluted	$0.25	$0.23	$0.49	$0.41

Weighted average number of shares of Class A common stock used in per share calculation:
Basic shares	21.4	24.6	21.7	24.6
Diluted shares	22.3	24.8	22.8	24.8

(1) Excludes depreciation, amortization and impairments.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except par value)

	As of
	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$394.9	$330.1
Accounts receivable, net	63.7	51.0
Prepaid expenses and other current assets	5.6	8.0
Total current assets	464.2	389.1
Property and equipment, net	4.3	3.0
Operating lease right-of-use assets	3.7	4.8
Goodwill	215.6	217.6
Intangible assets and software, net	72.1	74.8
Deferred income taxes	72.3	74.5
Other assets	1.9	1.9
Total assets	$834.1	$765.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19.2	$18.4
Accrued liabilities	41.0	35.2
Due to affiliate	3.2	3.8
Total current liabilities	63.4	57.4
Operating lease liabilities	1.9	3.1
Liabilities under TRA	60.2	60.2
Other long-term liabilities	25.1	29.4
Total liabilities	150.6	150.1
Total stockholders’ equity(1)	683.5	615.6
Total liabilities and stockholders’ equity	$834.1	$765.7

(1) Includes $567.3 million and $506.4 million in noncontrolling interest as of June 30, 2023 and December 31, 2022, respectively.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$60.2	$37.6	$101.9	$74.2
Net cash used in investing activities	(6.6)	(3.1)	(10.4)	(111.3)
Net cash used in financing activities	(16.2)	(10.0)	(26.4)	(10.7)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(0.4)	(0.3)	(0.5)
Increase (decrease) in cash, cash equivalents and restricted cash	37.4	24.1	64.8	(48.3)
Cash, cash equivalents and restricted cash, beginning of period	357.5	292.0	330.1	364.4
Cash, cash equivalents and restricted cash, end of period	$394.9	$316.1	$394.9	$316.1

Supplemental cash flow information:
Cash paid for income taxes	$4.3	$1.5	$4.7	$2.0

Supplemental non-cash transactions:
Non-cash additions to intangible assets related to license agreements	$—	$1.9	$5.6	$1.9

SCIPLAY CORPORATION
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SCIPLAY TO AEBITDA
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income attributable to SciPlay	$5.6	$5.7	$11.1	$10.1
Net income attributable to noncontrolling interest	35.8	26.6	72.1	54.2
Net income	41.4	32.3	83.2	64.3
Restructuring and other(1)	1.8	1.1	3.2	3.3
Depreciation, amortization and impairments	11.2	5.5	17.1	10.2
Income tax expense	1.6	0.7	5.5	2.9
Stock-based compensation	7.2	1.5	13.7	4.1
Other (income) expense, net	(3.8)	—	(9.8)	0.5
AEBITDA	$59.4	$41.1	$112.9	$85.3
Revenue	$189.9	$160.1	$376.3	$318.1
Net income margin (Net income/Revenue)	21.8%	20.2%	22.1%	20.2%
AEBITDA margin (AEBITDA/Revenue)	31.3%	25.7%	30.0%	26.8%

(1) Refer to AEBITDA definition for a description of items included in restructuring and other.

RECONCILIATION OF NET INCOME MARGIN
TO AEBITDA MARGIN

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income margin (Net income/Revenue)	21.8%	20.2%	22.1%	20.2%
Restructuring and other	1.0%	0.7%	0.9%	1.0%
Depreciation, amortization and impairments	5.9%	3.4%	4.5%	3.2%
Income tax expense	0.8%	0.5%	1.5%	0.9%
Stock-based compensation	3.8%	0.9%	3.6%	1.3%
Other (income) expense, net	(2.0)%	0.0%	(2.6)%	0.2%
AEBITDA margin (AEBITDA/Revenue)	31.3%	25.7%	30.0%	26.8%

Non-GAAP Financial Measures

Adjusted EBITDA, or AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income attributable to SciPlay as the most directly comparable GAAP measure as set forth in the above table. We define AEBITDA to include net income attributable to SciPlay before: (1) net income attributable to noncontrolling interest; (2) interest expense; (3) income tax expense; (4) depreciation, amortization and impairments; (5) restructuring and other, which includes charges or expenses attributable to: (a) employee severance; (b) management changes; (c) restructuring and integration; (d) M&A and other, which includes: (i) M&A transaction costs; (ii) purchase accounting adjustments (including contingent acquisition consideration); (iii) unusual items (including legal settlements related to major litigation) and (iv) other non-cash items; and (e) cost-savings initiatives; (6) stock-based compensation; (7) loss or gain on debt financing transactions; and (8) other expense or income including foreign currency (gains) and losses. We also use AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of revenue.

Our management uses AEBITDA and AEBITDA margin to, among other things: (i) monitor and evaluate the performance of our business operations; (ii) facilitate our management’s internal comparisons of our historical operating performance and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, our management uses AEBITDA and AEBITDA margin to facilitate management’s external comparisons of our results to the historical operating performance of other companies that may have different capital structures and debt levels. Our management believes that AEBITDA and AEBITDA margin are useful as they provide investors with information regarding our financial condition and operating performance that is an integral part of our management’s reporting and planning processes. In particular, our management believes that AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on our ongoing underlying operating performance. Management believes AEBITDA margin is useful as it provides investors with information regarding the underlying operating performance and margin generated by our business operations.